SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-UNITEDGLOBALCOM A

                    GAMCO INVESTORS, INC.
                                 8/09/02            7,000-            1.5759
                                 8/05/02            2,000-            1.6350
                                 8/05/02            1,500-            1.3700
                                 8/02/02            5,000-            1.8640
                                 7/29/02           10,000-            1.8100
                                 7/25/02            2,000-            2.0750
                                 7/23/02              500-            1.6700
                                 7/22/02            3,000-            1.9067
                                 7/16/02              800-            1.9600
                                 7/15/02            5,000-            1.9556
                                 7/11/02            1,600-            2.0000
                                 7/08/02            1,000-            2.3200
                                 6/25/02            9,591-            3.0520
                                 6/24/02           11,500-            2.9743
                     GABELLI FUNDS, LLC.
                         GABELLI GLOBAL CONVERTIBLE FUND
                                 6/25/02            7,206-            3.0520


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.